EXHIBIT 10.1

AIRCRAFT TIME SHARING AGREEMENT

This Aircraft Time Sharing Agreement (the “Agreement”) is made and entered into this      day of                     , 2009, by and between Regions Financial Corporation (the “Owner”), a Delaware corporation, with principal offices in Birmingham, Alabama, and                                         , an individual (the “User”), who together are sometimes referred to herein individually as a “Party” or collectively as the “Parties.

WITNESSETH:

WHEREAS, the Owner is the registered owner of certain civil aircraft bearing the United States Registration Numbers and of the types set forth on Exhibit A to this Agreement (such aircraft, or any aircraft time-shared hereunder, the “Aircraft”);

WHEREAS, the User is an employee of the Owner, and it is the policy of the Owner to permit certain employees to use the Aircraft on a limited basis for certain personal travel due to physical safety and efficiency concerns, provided the User reimburses the Owner for such personal use; and

WHEREAS, the Owner desires to make the Aircraft available to the User for purposes of personal travel on a time sharing basis in accordance with the provisions of §91.501(b)(6), 91.501(c)(1) and 91.501(d) of the Federal Aviation Regulations (“FARs”).

NOW THEREFORE, in consideration of the mutual covenants set forth herein, the Parties agree as follows:

1. Provision of Aircraft. The Owner agrees to provide the Aircraft to the User for purposes of personal travel on a time sharing basis in accordance with the provisions of 91.501(b)(6), 91.501(c)(1) and 91.501(d) of the FARs . The provision of the Aircraft hereunder shall commence on the date of this Agreement and terminate on the earlier of (a) the termination of this Agreement as provided in Paragraph 16 hereto, or (b) the date the User ceases to be employed by Owner whether as a result of resignation, retirement, death or other termination, provided, however, that the term shall be extended to permit the User or User’s designees to complete any previously scheduled return flight for which the initial flight was begun during the term. The Owner shall have the right to add or substitute aircraft of similar type, quality, and equipment, and to remove aircraft from the fleet, from time to time during the term of this Agreement. The Owner shall send User a revised Exhibit A upon each such change in the Aircraft. User accepts the risk that the Owner may eliminate the fleet altogether, in which event the Owner shall have no responsibility to procure additional aircraft for User’s needs.

2. Reimbursement.

2.1 Reimbursement of Expenses. For each flight conducted under this Agreement, the User shall reimburse the Owner an amount determined from time to time by the Owner as the incremental cost and expense of operating the aircraft, provided, however, the amount for each flight shall be limited to no more than the charges prescribed by any applicable Federal Aviation FAR.

2.2 Legs of Flight. Provided that the destination of the flight in question is within a state in which the Owner or any of its subsidiaries maintains an office or branch bank, a flight shall be deemed conducted under this Agreement only for the legs of flight on which the User or the User’s designees are passengers. Otherwise, a flight shall be deemed conducted under this Agreement with respect to both (i) the legs of flight on which the User or the User’s designees are passengers, and (ii) any legs of flight necessary to reposition the Aircraft to the point of origination for the legs on which the User or the User’s designees are passengers.

3. Invoicing and Payment. All payments to be made to the Owner by the User hereunder shall be paid in the manner set forth in this Paragraph 3. The Owner will pay to suppliers, employees, contractors and governmental entities all expenses related to the operation of the Aircraft hereunder in the ordinary course. As to each flight operated hereunder, the Owner shall provide to the User an invoice for the charges provided under Paragraph 2 of this Agreement, such invoice to be issued by the thirtieth (30th) day of each calendar month for flights performed the preceding calendar month. The User shall pay the Owner the full amount of such invoice within fifteen (15) days of the date of the invoice.

4. Flight Requests. The User will provide the Owner with flight requests and proposed flight schedules as far in advance as possible and in any case at least twenty-four (24) hours in advance of the User’s desired departure. Flight requests shall be in a form, whether oral or written, mutually convenient to and agreed upon by the Parties. In addition to proposed schedules and departure times, the User shall provide at least the following information for each proposed flight reasonably in advance of the desired departure time as required by the Owner or its flight crew:

(a)	departure point;

(b)	destination;

(c)	date and time of flight;

(d)	number and identity of anticipated passengers, including, for international flights, citizenship of each non-U.S. citizen and copies establishing their rights to be present in the United States, including passport, visa and immigration forms;

(e)	nature and extent of luggage and/or cargo to be carried;

(f)	date and time of return flight, if any; and

(g)	any other information concerning the proposed flight that may be pertinent to or required by the Owner or Owner’s flight crew.

5. Aircraft Scheduling. The Owner shall have final authority over all scheduling of the Aircraft. It is understood that the Owner shall not be obligated to retain or contract for additional flight crew or maintenance personnel or equipment in order to accommodate the User’s schedule requests.

6. Aircraft Maintenance. As between the Parties hereto, Owner shall be solely responsible for securing scheduled and unscheduled maintenance, preventive maintenance and required or otherwise necessary inspections of the Aircraft, and shall take such requirements into account in scheduling the Aircraft. Performance of maintenance, preventive maintenance or inspection shall not be delayed or postponed for the purpose of scheduling the Aircraft unless such maintenance or inspection can safely be conducted at a later time in compliance with applicable laws, regulations and requirements, and such delay or postponement is consistent with the sound discretion of the pilot-in-command.

7. Flight Crew. The Owner shall provide and employ, at its sole cost and expense, qualified flight crew for all flight operations under this Agreement.

8. Operational Authority and Control. The Owner shall be responsible for the physical and technical operation of the Aircraft and the safe performance of all flights, and shall retain full authority and control including exclusive operational control and possession of the Aircraft at all times during the term of this Agreement. In accordance with applicable FARs, the qualified flight crew provided by the Owner will exercise all required duties and responsibilities in regard to the safety of each flight conducted hereunder. The pilot-in-command shall have absolute discretion in all matters concerning the preparation of the Aircraft for flight and the flight itself, the load carried and its distribution, the decision whether or not a flight shall be undertaken, the route to be flown, the place where landings shall be made, and all other matters relating to operation of the Aircraft. The User specifically agrees that the flight crew shall have final and complete authority to delay or cancel any flight for any reason or condition which in the sole judgment of the pilot-in-command could compromise the safety of the flight, and to take any other action which in the sole judgment of the pilot-in-command is necessitated by considerations of safety. No such action of the pilot-in-command shall create or support any liability to the User or any other person for loss, injury, damage or delay. The Parties further agree that the Owner shall not be liable for delay or failure to furnish the Aircraft and crew pursuant to this Agreement when such failure is caused by government regulation or authority, mechanical difficulty or breakdown, war, terrorism, civil commotion, strikes or labor disputes, weather conditions, acts of God, or other circumstances beyond the Owner’s reasonable control.

9. Insurance; Limitation of Liability; Disclaimer; Waiver.

9.1 Insurance. The Owner will maintain or cause to be maintained in full force and effect throughout the term of this Agreement aircraft liability insurance in respect of the Aircraft, naming the User as an additional insured, in an amount at least equal to $100 million combined single limit for bodily injury to or death of persons (including passengers) and property damage liability. The Owner shall use best efforts to procure such additional insurance coverage as the User may request naming the User as an additional insured; provided, that the cost of such additional insurance shall be borne by the User as a charge for insurance obtained for the specific flight, as authorized under FAR 91.501(d)(4); and

9.2 Limitation of Liability. The User agrees that the insurance specified in Paragraph 9.1 shall provide its sole recourse for all claims, losses, liabilities, obligations, demands, suits, judgments or causes of action, penalties, fines, costs and expenses of any nature whatsoever, including attorneys’ fees and expenses for or on account of or arising out of, or in any way connected with the use of the Aircraft by the User or its guests, including injury to or death of any persons, including the User and its guests, which may result from or arise out of the use or operation of the Aircraft during the term of this Agreement (“Claims”). The Owner shall not be liable for any special, incidental, indirect or consequential damages under any circumstances or for any reason in connection with the furnishing, performance or use of the Aircraft, in the absence of gross negligence or willful misconduct of the Owner or the Owner’s officers, employees or agents. This Paragraph 9 shall survive termination or expiration of this Agreement.

9.3 Disclaimer; Waiver. OWNER DOES NOT MAKE AND HEREBY EXPRESSLY DISCLAIMS, AND THE USER HEREBY KNOWINGLY, INTENTIONALLY AND WITH FULL KNOWLEDGE OF THE CONSEQUENCES THEREOF, WAIVES ANY CLAIMS IN RESPECT OF, ANY REPRESENTATION, WARRANTY OR GUARANTEE OF ANY KIND, EXPRESS OR IMPLIED, OTHER THAN THOSE SET FORTH IN THIS AGREEMENT, AS TO (I) THE AIRWORTHINESS, VALUE, CONDITIONS, DESIGN, COMPLIANCE WITH SPECIFICATIONS, OPERATION OF, OR THE QUALITY OF THE MATERIAL OR WORKMANSHIP IN, OR TITLE TO, OR ANY DEFECT IN, ANY AIRCRAFT TIME-SHARED HEREUNDER, (II) THE MERCHANTABILITY OR FITNESS FOR USE OR FOR A PARTICULAR PURPOSE OF ANY AIRCRAFT TIME-SHARED HEREUNDER OR WITH RESPECT TO ANY SERVICES TO BE PERFORMED HEREUNDER, OR AS TO THE ABSENCE OF LATENT OR OTHER DEFECTS, WHETHER OR NOT DISCOVERABLE

10. Warranties. The User warrants that:

10.1 The User will use the Aircraft under this Agreement for and only for the User’s own account, including the carriage of the User’s guests, and will not use the Aircraft for the purpose of providing transportation of passengers or cargo for compensation or hire;

10.2 The User will not permit any lien, security interest or other charge or encumbrance to attach against the Aircraft as a result of the User’s action or inaction, and shall not convey, mortgage, assign, lease or in any way alienate the Aircraft or the Owner’s rights hereunder; and

10.3 During the term of this Agreement, the User will abide by and conform to and will cause all passengers to abide by and conform to all such laws, governmental and airport orders, rules, and regulations as shall from time to time be in effect relating in any way to the operation or use of the Aircraft under Part 91 of the FARs.

11. Base of Operations. For purposes of this Agreement, the base of operation of the Aircraft is Birmingham, Alabama; provided, that such base may be changed upon notice from the Owner to the User.

12. Copy Aboard Aircraft. Owner will assure that a copy of this Agreement shall be carried in the Aircraft and available for review upon request of the FAA on all flights conducted pursuant to this Agreement.

13. Notices and Communications. Any notice, request, or other communication to any Party by the other Party under this Agreement shall be conveyed in writing (except as permitted in Paragraph 4) and shall be deemed given on the earlier of the date (i) notice is personally delivered with receipt acknowledged, (ii) a facsimile notice is transmitted, or (iii) three (3) days after notice is mailed by certified mail, return receipt requested, postage paid, and addressed to the Party at the address set forth below. The address of a Party to which notices or copies of notice are to be given may be changed from time to time by such Party by written notice to the other Party.

If to the Owner:	Regions Financial Corporation
c/o Office of the General Counsel
1900 Fifth Avenue North
Birmingham, Alabama 35203
Attention: Chair, Compensation Committee

If to the User:
c/o Regions Financial Corporation
1900 Fifth Avenue North
Birmingham, Alabama 35203

14. Further Acts. The Owner and the User shall from time to time perform such other and further acts and execute such other and further instruments as may be required by law or may be reasonably necessary (i) to carry out the intent and purpose of this Agreement, and (ii) to establish, maintain and protect the respective rights and remedies of the other Party.

15. Successors and Assigns. Neither this Agreement nor any Party’s interest herein shall be assigned without the express written consent of the other Party. This Agreement shall inure to the benefit of and be binding upon the Parties hereto, their representatives, successors and assigns.

16. Termination. Either Party may terminate this Agreement for any reason upon written notice to the other, such termination to become effective ten (10) days from the date of the notice; provided, that this Agreement may be terminated as a result of a breach by either Party of its obligations under this Agreement on ten (10) days written notice by the non-breaching Party to the breaching Party; and provided further, that this Agreement may be terminated on such shorter notice as may be required to comply with applicable laws, regulations, the requirements of any financial institution with a security or other interest in the Aircraft, insurance requirements or in the event the insurance required hereunder is not in full force and effect.

17. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of Alabama.

18. Severability. If any one or more of the provision of the Agreement shall be held invalid, illegal, or unenforceable, the remaining provisions of this Agreement shall be unimpaired, and the invalid, illegal, or unenforceable provision shall be replaced by a mutually acceptable provision, which, being valid, legal, and enforceable, comes closest to the intention of the Parties underlying the invalid, illegal, or unenforceable provision. To the extent permitted by applicable law, the Parties hereby waive any provision of law that renders any provision of this Agreement prohibited or unenforceable in any respect. This Agreement may be executed in counterparts, which shall, singly or in the aggregate, constitute a fully executed and binding Agreement.

19. Amendment or Modification. This Agreement constitutes the entire agreement between the Parties with respect to the subject matter hereof and is not intended to confer upon any person or entity any rights or remedies hereunder which are not expressly granted herein. This Agreement may be amended or modified only in writing duly executed by the Parties hereto.

20. TRUTH IN LEASING STATEMENT UNDER SECTION 91.23 OF THE FEDERAL AVIATION REGULATIONS.

a. THE OWNER HEREBY CERTIFIES THAT EACH AIRCRAFT HAS BEEN INSPECTED AND MAINTAINED WITHIN THE TWELVE (12) MONTH PERIOD PRECEDING THE DATE OF THIS AGREEMENT, OR SUCH SHORTER PERIOD AS THE OWNER SHALL HAVE HAD POSSESSION OF THE AIRCRAFT, IN ACCORDANCE WITH THE PROVISIONS OF FAR PART 91 AND THAT ALL APPLICABLE REQUIREMENTS FOR THE MAINTENANCE AND INSPECTION THEREUNDER HAVE BEEN MET;

b. THE OWNER AGREES, CERTIFIES, AND KNOWINGLY ACKNOWLEDGES THAT WHEN THE AIRCRAFT IS USED UNDER THIS AGREEMENT, THE OWNER SHALL BE KNOWN AS, CONSIDERED, AND SHALL IN FACT BE THE OPERATOR OF THE AIRCRAFT; and

c. THE PARTIES UNDERSTAND THAT AN EXPLANATION OF FACTORS AND PERTINENT FEDERAL AVIATION REGULATIONS BEARING ON OPERATIONAL CONTROL CAN BE OBTAINED FROM THE NEAREST FAA FLIGHT STANDARDS DISTRICT OFFICE, GENERAL AVIATION DISTRICT OFFICE, OR AIR CARRIER DISTRICT OFFICE. THE OWNER AGREES TO SEND AN EXECUTED COPY OF THIS AGREEMENT FOR AND ON BEHALF OF BOTH PARTIES TO: AIRCRAFT REGISTRATION BRANCH, ATTN: TECHNICAL SECTION, P.O. BOX 25724, OKLAHOMA CITY, OKLAHOMA 73125, WITHIN TWENTY-FOUR (24) HOURS OF ITS EXECUTION, AS PROVIDED BY FAR 91.23(C)(1).

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IN WITNESS WHEREOF, the Parties hereto have caused the signature of their authorized representatives to be affixed below on the day and year first above written. The persons signing below warrant their authority to sign.

Owner:	User:

Regions Financial Corporation

By:	By:

Name:	Name:

Title:	Title:

EXHIBIT A

Description of Aircraft

AIRCRAFT

Manufacturer	Model	Serial Number	U.S. Registration Number